Exhibit 99.1
Talen Energy Announces Launch of $1.2 Billion Term Loan B Financing, $200 Million Upsize of Revolving Credit Facility and $200 Million Upsize of Stand-Alone Letter of Credit Facility

HOUSTON, October 6, 2025 -- Talen Energy Corporation (“TEC,” “we” or “our”) (NASDAQ: TLN) announced today that Talen Energy Supply, LLC (“TES” or the “Company”), a direct wholly owned subsidiary of TEC, has (a) launched a $1.2 billion incremental Term Loan B financing (the “Term Financing”), (b) received commitments to upsize its existing $700 million revolving credit facility by $200 million to $900 million, (c) received commitments to upsize its existing $900 million stand-alone letter of credit facility (the “Stand-Alone L/C Facility”) by $200 million to $1.1 billion and (d) agreed to extend the maturity of the Stand-Alone L/C Facility from December 2026 to December 2027.

The Company intends to use the net proceeds of the Term Financing, together with net proceeds from new unsecured indebtedness, to fund the previously announced acquisitions (each an “Acquisition” and collectively, the “Acquisitions”) of (i) the Freedom Energy Center, a 1,045 MW natural gas fired combined cycle generation plant located in Luzerne County, Pennsylvania (the “Freedom Acquisition”) and (ii) the Guernsey Power Station, a 1,836 MW natural gas fired combined cycle generation plant located in Guernsey County, Ohio (the “Guernsey Acquisition”). Each Acquisition is being made pursuant to a purchase and sale agreement (each a “Purchase Agreement” and collectively, the “Purchase Agreements”) each dated July 17, 2025, among Talen Generation, LLC, an indirect wholly owned subsidiary of TEC, and affiliates of Caithness Energy, L.L.C.

To the extent the Acquisitions do not close concurrently, the Term Financing will include both upfront and delayed draw commitments, providing the Company with flexibility to meet its funding and timing needs for the Acquisitions. In the event that (i) only one of the Acquisitions has been completed on or prior to 11:59 p.m. (Eastern Time) on July 17, 2026 (or, to the extent such date is automatically extended pursuant to the terms of the applicable Purchase Agreement, to January 17, 2027) (such date, as extended if applicable, the “Outside Date”) or (ii) one of the Acquisitions has been completed without the use of the delayed draw component of the Term Financing, such delayed draw component will automatically terminate. The consummation of the Acquisitions are not conditioned on each other and there is no guarantee that the Term Financing or any element thereof will occur.

About Talen
Talen Energy (NASDAQ: TLN) is a leading independent power producer and energy infrastructure company dedicated to powering the future. We own and operate approximately 10.3 gigawatts of power infrastructure in the United States, including 2.2 gigawatts of nuclear power and a significant dispatchable fossil fleet. We produce and sell electricity, capacity, and ancillary services into wholesale U.S. power markets, with our generation fleet principally located in the Mid-Atlantic and Montana. Our team is committed to generating power safely and reliably delivering the most value per megawatt produced. Talen is also powering the digital infrastructure revolution. We are well-positioned to serve this growing industry, as artificial intelligence data centers increasingly demand more reliable, clean power. Talen is headquartered in Houston, Texas.
Investor Relations:
Sergio Castro
Vice President & Treasurer
InvestorRelations@talenenergy.com
Media:
Taryne Williams
Director, Corporate Communications
Taryne.Williams@talenenergy.com

Forward-Looking Statements
This communication contains forward-looking statements within the meaning of the federal securities laws, which statements are subject to substantial risks and uncertainties. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this communication, or incorporated by reference into this communication, are forward-looking statements. Throughout this communication, we have attempted to identify forward-looking statements by using words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecasts,” “goal,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” or other forms of these words or similar words or expressions or the negative thereof, although not all forward-looking statements contain these terms. Forward-looking statements address future events and conditions concerning, among other things, the proposed Acquisitions, the expected closing of the proposed transactions and the timing thereof, the financing of the proposed transactions, capital expenditures, earnings, litigation, regulatory matters, hedging, liquidity and capital resources, accounting matters, expectations, beliefs, plans, objectives, goals, strategies, future events or performance, shareholder returns and underlying assumptions. Forward-looking statements are subject to substantial risks and uncertainties that could cause our future business, financial condition, results of operations or performance to differ materially from our historical results or those expressed or implied in any forward-looking statement contained in this communication. All of our forward-looking statements include assumptions underlying or relating to such statements that may cause actual results to differ materially from expectations and are subject to numerous factors that present considerable risks and uncertainties.

Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements or information, whether written or oral, that may be as a result of new information, future events or otherwise.

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